Exhibit 99.4

DCP SOUTHERN HILLS PIPELINE, LLC

Consolidated Financial Statements for the

Years Ended December 31, 2014, 2013 and 2012

DCP SOUTHERN HILLS PIPELINE, LLC

CONSOLIDATED FINANCIAL STATEMENTS

Deloitte & Touche LLP Suite 3600 555 Seventeenth Street Denver, CO 80202-3942 USA Tel: +1 303 292 5400 Fax: +1 303 312 4000 www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

To the Members of

DCP Southern Hills Pipeline, LLC

Denver, Colorado

We have audited the accompanying consolidated financial statements of DCP Southern Hills Pipeline, LLC (the “Company”), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in members’ equity, and cash flows for each of the three years in the period ended December 31, 2014, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DCP Southern Hills Pipeline, LLC as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

February 13, 2015

i

DCP SOUTHERN HILLS PIPELINE, LLC

CONSOLIDATED BALANCE SHEETS

(millions)

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$8.0	$2.1
Accounts receivable:
Affiliates	8.2	1.3
Trade	1.3	2.2
Other	0.3	0.2

Total current assets	17.8	5.8
Property, plant and equipment, net	963.4	966.4

Total assets	$981.2	$972.2

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable:
Affiliates	$0.7	$0.5
Trade and other	6.0	2.9
Deferred revenues — affiliates	2.6	—
Accrued capital expenditures	1.4	9.3
Accrued taxes	0.4	4.8
Accrued liabilities and other	2.3	1.3

Total current liabilities	13.4	18.8
Other long-term liabilities	1.4	1.0

Total liabilities	14.8	19.8

Total members’ equity	966.4	952.4

Total liabilities and members’ equity	$981.2	$972.2

See Notes to Consolidated Financial Statements.

DCP SOUTHERN HILLS PIPELINE, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(millions)

	Year Ended
	December 31,
	2014	2013	2012
Operating revenues:
Transportation — affiliates	$92.4	$15.7	$—
Transportation	3.3	0.1	—
Other revenues — affiliates	0.5	—	—

Total operating revenues	96.2	15.8	—
Operating costs and expenses:
Cost of transportation — affiliates	3.2	0.4	—
Operating and maintenance expense	18.6	6.0	0.5
Depreciation expense	19.7	9.8	—
General and administrative expense — affiliates	5.3	5.0	—
General and administrative expense	1.0	1.2	0.4

Total operating costs and expenses	47.8	22.4	0.9

Operating income (loss)	48.4	(6.6)	(0.9)
Income tax expense	(0.3)	(0.2)	—

Net income (loss)	$48.1	$(6.8)	$(0.9)

See Notes to Consolidated Financial Statements.

DCP SOUTHERN HILLS PIPELINE, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(millions)

	DCP LP Holdings, LLC	DCP Pipeline Holding LLC	Phillips 66 Southern Hills LLC	Spectra Energy Southern Hills Holding, LLC	Members’ Equity
Balance, January 1, 2012	$411.6	$—	$—	$—	$411.6
Contributions from members	262.3	—	—	—	262.3
Net loss attributable to January 1, 2012 to November 15, 2012 (prior to sale of ownership interests in DCP Southern Hills Pipeline, LLC)	(0.7)	—	—	—	(0.7)
Acquisition of ownership interest in DCP Southern Hills Pipeline, LLC	(434.8)	—	217.4	217.4	—
Contributions from members	27.0	—	34.2	34.2	95.4
Return of investment to members	(14.6)	—	—	—	(14.6)
Net loss attributable to November 16, 2012 to December 31, 2012	(0.2)	—	—	—	(0.2)

Balance, December 31, 2012	250.6	—	251.6	251.6	753.8
Contributions from members	95.2	—	95.3	95.3	285.8
Return of investment to members	(25.8)	—	(25.8)	(25.8)	(77.4)
Distributions of earnings	(1.0)	—	(1.0)	(1.0)	(3.0)
Net loss	(2.2)	—	(2.3)	(2.3)	(6.8)

Balance, December 31, 2013	316.8	—	317.8	317.8	952.4
Contributions from members	9.3	10.1	19.4	19.4	58.2
Return of investment to members	(2.7)	(5.2)	(8.0)	(8.0)	(23.9)
Distributions of earnings to members	(4.6)	(17.5)	(21.9)	(21.9)	(65.9)
Working capital distributions to members	(0.6)	(0.3)	(0.8)	(0.8)	(2.5)
Transfer of one-third interest in DCP Southern Hills Pipeline, LLC	(321.4)	321.4	—	—	—
Net income	3.2	12.9	16.0	16.0	48.1

Balance, December 31, 2014	$—	$321.4	$322.5	$322.5	$966.4

See Notes to Consolidated Financial Statements.

DCP SOUTHERN HILLS PIPELINE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(millions)

	Year Ended December 31,
	2014	2013	2012
OPERATING ACTIVITIES:
Net income (loss)	$48.1	$(6.8)	$(0.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	19.7	9.8	—
Other, net	0.2	—	—
Change in operating assets and liabilities:
Accounts receivable	(6.0)	(0.7)	(0.4)
Accounts payable	4.0	(1.8)	2.2
Deferred revenues – affiliates	2.6	—	—
Other current assets	(0.1)	(0.2)	—
Other current liabilities	(4.9)	2.7	1.0
Other long-term liabilities	0.4	0.3	0.1

Net cash provided by operating activities	64.0	3.3	2.0

INVESTING ACTIVITIES:
Capital expenditures	(24.8)	(227.8)	(324.9)
Proceeds from sale of assets	0.8	1.0	—

Net cash used in investing activities	(24.0)	(226.8)	(324.9)

FINANCING ACTIVITIES:
Proceeds from sale of equity interests	—	—	434.8
Contributions from members	58.2	285.8	357.7
Return of investment to members	(23.9)	(77.4)	(449.4)
Distributions of earnings to members	(65.9)	(3.0)	—
Working capital distributions to members	(2.5)	—	—

Net cash (used in) provided by financing activities	(34.1)	205.4	343.1

Net change in cash and cash equivalents	5.9	(18.1)	20.2
Cash and cash equivalents, beginning of period	2.1	20.2	—

Cash and cash equivalents, end of period	$8.0	$2.1	$20.2

See Notes to Consolidated Financial Statements.

DCP SOUTHERN HILLS PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2014, 2013 and 2012

1.	Description of Business and Basis of Presentation

DCP Southern Hills Pipeline, LLC, with its consolidated subsidiary, or Southern Hills, we, our, the Company, or us, is engaged in the business of transporting natural gas liquids, or NGLs. The Southern Hills pipeline provides takeaway service from the Midcontinent to fractionation facilities along the Texas Gulf Coast and the Mont Belvieu, Texas market hub. The Southern Hills pipeline was placed into service in June 2013.

We are a limited liability company owned 33.33% by DCP Pipeline Holding LLC, a 100% owned subsidiary of DCP Midstream Partners, LP, or DCP Partners, and 33.335% by Phillips 66 Southern Hills LLC, a 100% owned subsidiary of Phillips 66, and 33.335% by Spectra Energy Southern Hills Holding, LLC, a 100% owned subsidiary of Spectra Energy Partners, LP, or Spectra Energy Partners. Throughout these financial statements, DCP Partners, Phillips 66 and Spectra Energy Partners will together be referenced as the members. DCP Partners is a master limited partnership, of which a subsidiary of DCP Midstream, LLC, or DCP Midstream, acts as general partner. Prior to March 31, 2014, we were owned 33.33% by DCP LP Holdings, LLC, a 100% owned subsidiary of DCP Midstream. On March 31, 2014, DCP Partners acquired DCP Midstream’s interest in the Company. DCP Midstream is an affiliate of DCP Partners and is the operator of the Southern Hills pipeline.

The Company allocates revenues, costs, and expenses in accordance with the terms of the Second Amended and Restated LLC Agreement, which became effective on September 3, 2013, or the LLC Agreement, to each of the three members based on each member’s ownership interest. Under terms of the LLC Agreement, the members are required to fund capital calls necessary to fund the capital requirements of the Company, including capital expansion and working capital requirements. The necessary capital calls are determined based on estimated capital activity each month, and are reconciled to actual spending on a quarterly basis. Based on this analysis, any excess cash calls are refunded to the members as part of the quarterly distribution, and such refunds are shown with return of investment to members, within the consolidated statements of changes in members’ equity. Under the terms of the LLC Agreement, cash calls and cash distributions from operations are allocated to the members based upon each member’s respective ownership interest.

The consolidated financial statements include the accounts of Southern Hills and its 100% owned subsidiary and have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. Intercompany balances and transactions have been eliminated. Transactions between us and the members have been identified in the consolidated financial statements as transactions between affiliates.

Changes to Presentation — In the current year the Company has changed the form of presentation within the consolidated statements of changes in members’ equity to present, on a gross basis, contributions from members and return of investment to members. Previously, such amounts were presented on a net basis as contributions from members, net. Management believes that the current form of presentation provides additional information to the users of the consolidated financial statements and accordingly has conformed prior periods to the current year presentation.

2.	Summary of Significant Accounting Policies

Use of Estimates — Conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and notes. Although these estimates are based on management’s best available knowledge of current and expected future events, actual results could differ from those estimates.

Cash and Cash Equivalents — Cash and cash equivalents include all cash balances and investments in highly liquid financial instruments purchased with an original stated maturity of 90 days or less and temporary investments of cash in short-term money market securities.

Distributions — Under the terms of the LLC Agreement, we are required to make quarterly distributions to the members based on Available Cash, as the term is defined in the LLC Agreement. Available cash distributions are paid pursuant to the members’ respective ownership percentages at the date the distributions are due, and include a distribution of earnings and, when applicable, a distribution of excess cash, which are classified as a distributions of working capital within the consolidated statements of changes in members’ equity. During the years ended December 31, 2014 and 2013, distributions of working capital primarily related to amounts collected under deferred revenue agreements.

DCP SOUTHERN HILLS PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Years Ended December 31, 2014, 2013 and 2012

Estimated Fair Value of Financial Instruments — The fair value of cash and cash equivalents, accounts receivable and accounts payable included in the consolidated balance sheets are not materially different from their carrying amounts because of the short-term nature of these instruments. We may invest available cash balances in short-term money market securities. As of December 31, 2014 and 2013, we invested $8.0 million and $2.0 million, respectively, in short-term money market securities which are included in cash and cash equivalents in our consolidated balance sheets. Given that the value of the short-term money market securities is publicly traded and market prices are readily available, these investments are considered Level 1 fair value measurements.

Concentration of Credit Risk — Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and accounts receivable. We extend credit to customers and other parties in the normal course of business and have established various procedures to manage our credit exposure, including initial credit approvals, credit limits and rights of offset.

Property, Plant and Equipment — Property, plant and equipment are recorded at historical cost. The cost of maintenance and repairs, which are not significant improvements, are expensed when incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Asset Retirement Obligations — Our asset retirement obligations, or AROs, relate primarily to the contractual obligations relating to the retirement or abandonment of our transportation pipelines, obligations related to right-of-way easement agreements, and contractual leases for land use. We adjust our AROs each quarter for any liabilities incurred or settled during the period, accretion expense and any revisions made to the estimated cash flows. Asset retirement obligations associated with tangible long-lived assets are recorded at fair value in the period in which they are incurred, if a reasonable estimate of fair value can be made, and added to the carrying amount of the associated asset. This additional carrying amount is then depreciated over the life of the asset. The liability is determined using a credit-adjusted risk-free interest rate and accretes due to the passage of time based on the time value of money until the obligation is settled. None of our assets are legally restricted for purposes of settling AROs.

Long-Lived Assets — We periodically evaluate whether the carrying value of long-lived assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable. This evaluation is based on undiscounted cash flow projections. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. We consider various factors when determining if these assets should be evaluated for impairment, including but not limited to:

•	a significant adverse change in legal factors or business climate;

•	a current-period operating or cash flow loss combined with a history of operating or cash flow losses, or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset;

•	an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset;

•	significant adverse changes in the extent or manner in which an asset is used, or in its physical condition;

•	a significant adverse change in the market value of an asset; or

•	a current expectation that, more likely than not, an asset will be sold or otherwise disposed of before the end of its estimated useful life.

If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value. We assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third party comparable sales and discounted cash flow models. Significant changes in market conditions resulting from events such as the condition of an asset or a change in management’s intent to utilize the asset would generally require management to reassess the cash flows related to the long-lived assets.

DCP SOUTHERN HILLS PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Years Ended December 31, 2014, 2013 and 2012

Revenue Recognition — We generate the majority of our revenues from fee-based arrangements. The revenues we earn are from long-term contracts relating to the transportation of NGLs and generally are not dependent on commodity prices. Certain demand contracts state that we will collect our monthly fee based on committed volumes, regardless of the actual volumes transported. In some instances, revenue is deferred for any payments received in excess of actual volumes transported and revenue is recognized once the committed volumes are transported, or certain contractual provisions have expired, and all other revenue recognition criteria are met.

We recognize revenues under the four revenue recognition criteria, as follows:

•	Persuasive evidence of an arrangement exists — Our customary practice is to enter into a written contract.

•	Delivery — Delivery is deemed to have occurred when the services are rendered.

•	The fee is fixed or determinable — We negotiate the fee for our services at the outset of our fee-based arrangements. In these arrangements, the fees are nonrefundable.

•	Collectability is reasonably assured — Collectability is evaluated on a customer-by-customer basis. New and existing customers are subject to a credit review process, which evaluates the customers’ financial position (for example, credit metrics, liquidity and credit rating) and their ability to pay. If collectability is not considered probable at the outset of an arrangement in accordance with our credit review process, revenue is not recognized until the cash is collected.

Revenue for services provided, but not invoiced, is estimated each month. These estimates are generally based on preliminary throughput measurements and contract data.

Significant Customers — There were no third party customers that accounted for more than 10% of total operating revenues for the years ended December 31, 2014, 2013 and 2012. There were significant transactions with affiliates for each of the years ended December 31, 2014 and 2013.

Environmental Expenditures — Environmental expenditures are expensed or capitalized as appropriate, depending upon the future economic benefit. Expenditures that relate to an existing condition caused by past operations and that do not generate current or future revenue are expensed. Liabilities for these expenditures are recorded on an undiscounted basis when environmental assessments and/or clean-ups are probable and the costs can be reasonably estimated.

Income Taxes — We are structured as a limited liability company, which is a pass-through entity for federal income tax purposes. As a limited liability company, we do not pay federal income taxes. Instead, our income or loss for tax purposes is allocated to each of the members for inclusion in their respective tax returns. Consequently, no provision for federal income taxes has been reflected in these consolidated financial statements. We are subject to the Texas margin tax, which is treated as a state income tax. We follow the asset and liability method of accounting for state income taxes. Under this method, deferred income taxes are recognized for the tax consequences of temporary differences between the consolidated financial statement carrying amounts and the tax basis of the assets and liabilities. For the years ended December 31, 2014 and 2013, deferred state income tax expense totaled $0.3 million and $0.1 million, respectively. There was no deferred state income tax expense for the year ended December 31, 2012. For the years ended December 31, 2014 and 2013, current state income tax expense totaled less than $0.1 million and $0.1 million, respectively. There was no current state income tax expense for the year ended December 31, 2012.

3.	Recent Accounting Pronouncements

Financial Accounting Standards Board, or FASB, Accounting Standards Update, or ASU, 2014-09 “Revenue from Contracts with Customers (Topic 606),” or ASU 2014-09 — In May 2014, the FASB issued ASU 2014-09, which supersedes the revenue recognition requirements of Accounting Standards Codification, or ASC, Topic 605 “Revenue Recognition.” We intend to adopt this ASU when it is effective for public entities, which is for annual reporting periods beginning after December 15, 2016, and we are currently assessing the impact of adoption on our consolidated results of operations, cash flows and financial position.

DCP SOUTHERN HILLS PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Years Ended December 31, 2014, 2013 and 2012

4.	Agreements and Transactions with Affiliates

DCP Partners and its Affiliates

Under the LLC Agreement, we are required to reimburse our operator, an affiliate of DCP Partners, for any direct costs or expenses (other than general and administration services) incurred by our operator on our behalf. Additionally, we pay our operator an annual service fee of $5.0 million, for centralized corporate functions provided by our operator on our behalf, including legal, accounting, cash management, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, credit, payroll, taxes and engineering. These expenses are included in general and administrative expense – affiliates in the consolidated statements of operations. Except with respect to the annual service fee, there is no limit on the reimbursements we make to our operator under the LLC Agreement for other expenses and expenditures incurred or payments made on our behalf.

We have entered into transportation agreements with an affiliate of DCP Partners, which include a commitment to transport volumes at rates defined in our tariffs. These 15-year transportation agreements became effective in June 2013. We currently, and anticipate to continue to, transact with DCP Partners and its affiliates in the ordinary course of business. DCP Partners and its affiliates were significant customers during the years ended December 31, 2014 and 2013.

Prior to November 15, 2012, we participated in DCP Midstream’s cash management program. As a result, we had no cash balances during that period and all of our cash management activity was performed by DCP Midstream on our behalf, including collection of receivables and payment of payables, which were recorded as contributions from members, net and are included in equity from DCP Midstream on the accompanying consolidated balance sheets.

DCP Sand Hills Pipeline, LLC

We have entered into a long-term transportation agreement with DCP Sand Hills Pipeline, LLC, or Sand Hills, which expires in March 2023. Under the terms of this agreement, we have committed to transporting minimum throughput volumes on the Sand Hills pipeline at rates defined in the transportation agreement. This agreement became effective in June 2013, and the monthly fee is included in cost of transportation – affiliates in the consolidated statements of operations. We currently, and anticipate to continue to, transact with Sand Hills in the ordinary course of business.

Summary of Transactions with Affiliates

The following table summarizes our transactions with affiliates:

	Year Ended December 31,
	2014	2013	2012
	(millions)
DCP Partners and its affiliates:
Transportation — affiliates	$92.4	$15.7	$—
Other revenues — affiliates	$0.5	$—	$—
General and administrative expense — affiliates	$5.1	$5.0	$—
Sand Hills:
Cost of transportation — affiliates	$3.2	$0.4	$—
Phillips 66:
General and administrative expense — affiliates	$0.1	$—	$—
Spectra Energy Partners:
General and administrative expense — affiliates	$0.1	$—	$—

DCP SOUTHERN HILLS PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Years Ended December 31, 2014, 2013 and 2012

We had balances with affiliates as follows:

	December 31,
	2014	2013
	(millions)
DCP Partners and its affiliates:
Accounts receivable	$8.2	$1.3
Accounts payable	$(0.4)	$(0.5)
Deferred revenues	$(2.6)	$—
Sand Hills:
Accounts payable	$(0.3)	$—

5.	Property, Plant and Equipment

Property, plant and equipment by classification is as follows:

	Depreciable Life	December 31,
		2014	2013
		(millions)
Transmission systems	20 — 50 Years	$985.5	$963.9
Other	3 — 30 Years	4.0	0.4
Land		2.0	2.0
Construction work in progress		1.4	9.9

Property, plant and equipment		992.9	976.2
Accumulated depreciation		(29.5)	(9.8)

Property, plant and equipment, net		$963.4	$966.4

Depreciation expense for the years ended December 31, 2014 and 2013 was $19.7 million and $9.8 million, respectively. We had no depreciation expense during the year ended December 31, 2012.

Asset Retirement Obligations — As of December 31, 2014 and 2013, we had AROs of $0.7 million and $0.6 million, respectively, included in other long-term liabilities in our consolidated balance sheets. For each of the years ended December 31, 2014 and 2013, accretion expense was less than $0.1 million. There was no accretion expense for the year ended December 31, 2012. Accretion expense is recorded within operating and maintenance expense in our consolidated statements of operations.

6.	Commitments and Contingent Liabilities

Regulatory Compliance — In the ordinary course of business, we are subject to various laws and regulations. In the opinion of our management, compliance with existing laws and regulations will not materially affect our consolidated results of operations, financial position or cash flows.

Litigation — We are not party to any significant legal proceedings, but are a party to various administrative and regulatory proceedings and various commercial disputes that arose during the development of the Southern Hills pipeline and in the ordinary course of our business. Management currently believes that the ultimate resolution of the foregoing matters, taken as a whole, and after consideration of amounts accrued, insurance coverage or other indemnification arrangements, will not have a material adverse effect on our consolidated results of operations, financial position, or cash flows.

General Insurance — Insurance for Southern Hills is written in the commercial markets and through affiliate companies, which management believes is consistent with companies engaged in similar commercial operations with similar assets. Our insurance coverage includes general liability and excess liability insurance above the established primary limits for general liability. All coverage is subject to certain limits and deductibles, the terms and conditions of which are common for companies with similar types of operations.

Environmental — The operation of pipelines for transporting NGLs is subject to stringent and complex laws and regulations pertaining to health, safety and the environment. As an owner or operator of these facilities, we must comply with United States laws

DCP SOUTHERN HILLS PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Years Ended December 31, 2014, 2013 and 2012

and regulations at the federal, state and local levels that relate to air and water quality, hazardous and solid waste storage, management, transportation and disposal, and other environmental matters. The cost of planning, designing, constructing and operating pipelines incorporates compliance with environmental laws and regulations and safety standards. Failure to comply with various health, safety and environmental laws and regulations may trigger a variety of administrative, civil and potentially criminal enforcement measures, including citizen suits, which can include the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of injunctions or restrictions on operation. Management believes that, based on currently known information, compliance with these laws and regulations will not have a material adverse effect on our consolidated results of operations, financial position or cash flows.

We make expenditures in connection with environmental matters as part of our normal operations. As of December 31, 2014 and 2013, environmental liabilities included in our consolidated balance sheets as other current liabilities amounted to less than $0.1 million. As of December 31, 2014 and 2013, environmental liabilities included in our consolidated balance sheet as other long-term liabilities amounted to $0.3 million and $0.3 million, respectively.

Operating Leases — Consolidated rental expense, including leases with no continuing commitment, was $0.1 million and $0.6 million, respectively, for the years ended December 31, 2014 and 2013. There was no rental expense for the year ended December 31, 2012. Rental expense for leases with escalation clauses is recognized on a straight line basis over the initial lease term.

7.	Supplemental Cash Flow Information

	Year Ended
	December 31,
	2014	2013	2012
	(millions)
Non-cash investing and financing activities:
Property, plant and equipment acquired with accrued liabilities	$3.0	$11.8	$31.3
Other non-cash changes in property, plant and equipment, net	$0.1	$3.1	$0.2

8.	Subsequent Events

We have evaluated subsequent events occurring through February 13, 2015, the date the consolidated financial statements were issued.